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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 22, 2001

                                   EMTEC, INC.
               (Exact name of Registrant as specified in Charter)

          Delaware                  2-54020                 87-0273300
(State or other jurisdiction  (Commission File No.)       (IRS Employer
      of incorporation)                                 Identification No.)

                             817 East Gate Drive,
                         Mount Laurel, New Jersey 08054
                   (Address of principal executive offices)

                Registrant's telephone number:  (856) 235-2121







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Item 4.   Changes in Registrant's Certifying Accountant

         On March 22, 2001, we dismissed KPMG LLP ("KPMG") as our independent auditor.

         KPMG's reports on our financial statements for each of our two fiscal years ended December 31, 2000 and 1999, respectively (collectively, the "Prior Fiscal Years"), did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

         Our dismissal of KPMG was unanimously approved by our board of directors.

         There were no disagreements ("Disagreements") between us and KPMG during either (i) the Prior Fiscal Years, or (ii) the period January 1, 2001 through March 22, 2001 (the "Interim Period") on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which Disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the Disagreement in connection with its reports for the Prior Fiscal Years.

         There were no "reportable events," as such term is defined in Item 304(A)(1)(v) of Regulation S-K, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

         Pursuant to Item 4(a) of Form 8-K and Item 304(a)(3) of Regulation S-K, we have provided KPMG with a copy of this Report on Form 8-K and KPMG has provided to us a response addressed to the Securities and Exchange Commission as to KPMG's agreement with the statements made in this Item 4 as to KPMG. Such response is filed as Exhibit 7(c)(I) to this Report on Form 8-K.

         We have engaged Baratz & Associates ("BA") as our independent auditor for our fiscal year ending March 31, 2001. We did not consult with BA during (i) either the Prior Fiscal Years or the Interim Period with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a Disagreement or a Reportable Event.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      (i) Letter from KPMG dated March 28, 2001







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Item 8.  Change in Fiscal Year.

                  As reported in response to Item 2 of our Current Report on Form 8-K, which was filed on January 31, 2001, Emtec, Inc., a privately held New Jersey corporation which, since 1980, has engaged in the business of providing the computer industry with information technology services, network consulting and Internet related services, merged with our then newly formed subsidiary on January 17, 2001 pursuant to the terms and conditions of a merger agreement dated as of December 14, 2000 between us and Emtec.

                  As a consequence of this merger and in accordance with the merger agreement, each holder of Emtec common stock received 0.9753 of a share of our common stock for each share of Emtec common stock, Emtec became our wholly-owned subsidiary, and Emtec shareholders and certain other parties who facilitated the merger acquired approximately 81.8% of our then issued and outstanding common stock, thereby effecting a change in our control.

                  On March 22, 2001, our board of directors determined to change our fiscal year, which theretofore had ended on the 31st day of December in each year, to end on the 31st day of March in each year, to conform its fiscal year to that of Emtec.

                  We will account for this merger transaction as a "reverse acquisition". Consequently, we will not file a transition report reflecting the change of our fiscal year to that of Emtec, given the fact that for accounting purposes, Emtec is deemed to be the "accounting acquiror" in the "reverse acquisition".







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 29, 2001                         EMTEC, INC.
                                              (Registrant)


                                               By: /s/ John Howlett
                                                       John Howlett
                                                       Chairman and President